As filed with the Securities and Exchange Commission on February 11, 2009
Registration Statement No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Delaware	DENBURY RESOURCES INC.	20-0467835
Delaware	DENBURY ONSHORE, LLC	20-0467798
Delaware	DENBURY GATHERING & MARKETING, INC.	75-3056150
Delaware	DENBURY OPERATING COMPANY	20-0467368
Delaware	DENBURY GREEN PIPELINE-TEXAS, LLC	26-2072301
Louisiana	DENBURY MARINE, L.L.C.	72-1311038
Mississippi	TUSCALOOSA ROYALTY FUND LLC	73-1668201

(State of incorporation)	(Exact name of Registrant)	(I.R.S. Employer Identification No.)
1311
(Primary Standard Industrial Classification Code Number)

Phil Rykhoek, Senior Vice President and Chief Financial Officer
Denbury Resources Inc.
5100 Tennyson Pkwy., Ste. 1200
Plano, Texas 75024
(972) 673-2000
(Name, address and telephone number of Registrant’s executive offices and agent for service)

Copies to:

Donald W. Brodsky Judy G. Gechman Baker & Hostetler LLP 1000 Louisiana Street Suite 2000 Houston, Texas 77002 (713) 646-1335	Gary L. Sellers Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 (212) 455-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering.  ☑  333-157205

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

Calculation of registration fee

Title of Each	Proposed	Amount of
Class of Securities	Maximum Offering	Registration
to be Registered	Price	Fee
Senior Subordinated Notes due 2016	$70,000,000(1)	$2,751
Subsidiary Guarantees	(2)	(2)

(1)	The registrant previously registered an aggregate principal amount of $350 million of Senior Subordinated Notes due 2016 on the Registration Statement on Form S-3 (Registration No. 333-157205). In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of Securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the Securities eligible to be sold under the related Registration Statement on Form S-3 (Registration No. 333-157205), for which a filing fee of $13,755 was previously paid, are being registered.

(2)	No separate consideration will be received for the Subsidiary Guarantees.

Explanatory Note

We are filing this registration statement with the Securities and Exchange Commission pursuant to Rule 462(b) and General Instruction IV of Form S-3, both as promulgated under the Securities Act of 1933, as amended. This registration statement relates to the same public offering of securities contemplated by the automatic shelf registration statement on Form S-3 (Registration No. 333-157205) (the “Prior Registration Statement”), effective on February 10, 2009, and is being filed for the sole purpose of increasing the maximum aggregate offering price of our Senior Subordinated Notes due 2016 to be registered by $70,000,000. The information set forth in the Prior Registration Statement, including all exhibits, is incorporated by reference herein.

The required opinions and consents are listed on the exhibit index attached hereto and filed herewith.

Part II
Information not required in prospectus

Item 16.	Exhibits

Exhibit no.		Document description

*5		Opinion of Baker & Hostetler LLP as to the validity of the Debt Securities being registered
*12	.2	Computation of Pro-Forma Ratio of Earnings to Fixed Charges
*23	.1	Consent of DeGolyer and MacNaughton
*23	.2	Consent of PricewaterhouseCoopers LLP
*23	.3	Consent of Baker & Hostetler LLP (included in Exhibit 5)

*	Filed herewith

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on February 11, 2009.

DENBURY RESOURCES INC.

By:	/s/ Phil Rykhoek
Phil Rykhoek
Senior Vice President and
Chief Financial Officer

Signatures	Title	Date

/s/ Gareth Roberts* Gareth Roberts	President, Chief Executive Officer and Director (Principal Executive Officer)	February 11, 2009

/s/ Phil Rykhoek Phil Rykhoek	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	February 11, 2009

/s/ Mark C. Allen Mark C. Allen	Vice President and Chief Accounting Officer (Principal Accounting Officer)	February 11, 2009

/s/ Wieland Wettstein* Wieland Wettstein	Chairman of the Board of Directors	February 11, 2009

/s/ Michael L. Beatty* Michael L. Beatty	Director	February 11, 2009

/s/ Michael B. Decker* Michael B. Decker	Director	February 11, 2009

/s/ Ronald G. Greene* Ronald G. Greene	Director	February 11, 2009

/s/ David I. Heather* David I. Heather	Director	February 11, 2009

/s/ Greg McMichael* Greg McMichael	Director	February 11, 2009

/s/ Randy Stein* Randy Stein	Director	February 11, 2009

/s/ Phil Rykhoek *Phil Rykhoek Attorney-In-Fact pursuant to power of attorney contained in original filing of this Registration Statement

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on February 11, 2009.

DENBURY ONSHORE, LLC

By:	/s/ Phil Rykhoek
Phil Rykhoek
Senior Vice President and
Chief Financial Officer

Signatures	Title	Date

/s/ Gareth Roberts* Gareth Roberts	President, Chief Executive Officer and Manager (Principal Executive Officer)	February 11, 2009

/s/ Phil Rykhoek Phil Rykhoek	Senior Vice President and Chief Financial Officer and Manager (Principal Financial Officer)	February 11, 2009

/s/ Ronald T. Evans* Ronald T. Evans	Senior Vice President—Reservoir Engineering and Manager	February 11, 2009

/s/ Robert L. Cornelius* Robert L. Cornelius	Senior Vice President—Operations and Manager	February 11, 2009

/s/ Mark Allen Mark Allen	Vice President—Chief Accounting Officer.	February 11, 2009

/s/ H. Raymond Dubuisson* H. Raymond Dubuisson	Vice President—Land	February 11, 2009

/s/ Dan E. Cole* Dan E. Cole	Vice President—Marketing	February 11, 2009

/s/ Phil Rykhoek *Phil Rykhoek Attorney-In-Fact pursuant to power of attorney contained in original filing of this Registration Statement

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on February 11, 2009.

DENBURY GATHERING & MARKETING, INC.

By:	/s/ Phil Rykhoek
Phil Rykhoek
Senior Vice President and
Chief Financial Officer

Signatures	Title	Date

/s/ Gareth Roberts* Gareth Roberts	President, Chief Executive Officer and Director (Principal Executive Officer)	February 11, 2009

/s/ Phil Rykhoek Phil Rykhoek	Senior Vice President and Chief Financial Officer and Director (Principal Financial Officer)	February 11, 2009

/s/ Robert L. Cornelius* Robert L. Cornelius	Senior Vice President—Operations and Director	February 11, 2009

/s/ Ronald T. Evans* Ronald T. Evans	Senior Vice President—Reservoir Engineering and Director	February 11, 2009

/s/ Mark Allen Mark Allen	Vice President, Chief Accounting Officer	February 11, 2009

/s/ Phil Rykhoek *Phil Rykhoek Attorney-In-Fact pursuant to power of attorney contained in original filing of this Registration Statement

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on February 11, 2009.

DENBURY OPERATING COMPANY

By:	/s/ Phil Rykhoek
Phil Rykhoek
Senior Vice President and
Chief Financial Officer

Signatures	Title	Date

/s/ Gareth Roberts* Gareth Roberts	President, Chief Executive Officer and Director (Principal Executive Officer)	February 11, 2009

/s/ Phil Rykhoek Phil Rykhoek	Senior Vice President, Chief Financial Officer and Director (Principal Financial Officer)	February 11, 2009

/s/ Mark C. Allen Mark C. Allen	Vice President and Chief Accounting Officer (Principal Accounting Officer)	February 11, 2009

/s/ Ronald T. Evans* Ronald T. Evans	Director	February 11, 2009

/s/ Robert Cornelius* Robert Cornelius	Director	February 11, 2009

/s/ Phil Rykhoek *Phil Rykhoek Attorney-In-Fact pursuant to power of attorney contained in original filing of this Registration Statement

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on February 11, 2009.

DENBURY GREEN PIPELINE-TEXAS, LLC

By:	/s/ Phil Rykhoek
Phil Rykhoek
Senior Vice President and
Chief Financial Officer

Signatures	Title	Date

/s/ Gareth Roberts* Gareth Roberts	President, Chief Executive Officer and Manager (Principal Executive Officer)	February 11, 2009

/s/ Phil Rykhoek Phil Rykhoek	Senior Vice President, Chief Financial Officer and Manager (Principal Financial Officer)	February 11, 2009

/s/ Ronald T. Evans* Ronald T. Evans	Manager	February 11, 2009

/s/ Robert Cornelius* Robert Cornelius	Manager	February 11, 2009

/s/ Phil Rykhoek *Phil Rykhoek Attorney-In-Fact pursuant to power of attorney contained in original filing of this Registration Statement

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on February 11, 2009.

DENBURY MARINE, L.L.C.

By:	/s/ Phil Rykhoek
Phil Rykhoek
Senior Vice President and
Chief Financial Officer

Signatures	Title	Date

/s/ Gareth Roberts* Gareth Roberts	President, Chief Executive Officer and Manager (Principal Executive Officer)	February 11, 2009

/s/ Phil Rykhoek Phil Rykhoek	Senior Vice President, Chief Financial Officer and Manager (Principal Financial Officer)	February 11, 2009

/s/ Ronald T. Evans* Ronald T. Evans	Manager	February 11, 2009

/s/ Robert Cornelius* Robert Cornelius	Manager	February 11, 2009

/s/ Phil Rykhoek *Phil Rykhoek Attorney-In-Fact pursuant to power of attorney contained in original filing of this Registration Statement

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on February 11, 2009.

TUSCALOOSA ROYALTY FUND LLC

By: Denbury Operating Company,
its sole member

By:	/s/ Phil Rykhoek
Phil Rykhoek
Senior Vice President and
Chief Financial Officer

Index to exhibits

Exhibit no.	Document description

5	Opinion of Baker & Hostetler LLP as to the validity of the securities being registered hereunder
12.2	Computation of Pro-Forma Ratio of Earnings to Fixed Charges
23.1	Consent of DeGolyer and MacNaughton
23.2	Consent of PricewaterhouseCoopers LLP